UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    November 17, 2010

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events

Change to Meeting Date for Annual Meeting of Stockholders of DIRECTV

 The Board of Directors of DIRECTV (NASDAQ: DTV) has established Thursday, April 28, 2011 at 10:00am EDT as the date for the Company’s 2011 Annual Meeting of Stockholders.  The Annual Meeting will be held at a location to be determined in New York, NY.   The record date for stockholders eligible to vote at the meeting will be March 14, 2011.

Advanced Notice Deadline for Rule 14a-8 Stockholder Proposals

Because the date of the upcoming Annual Meeting of Stockholders is more than 30 days before the anniversary of the 2010 Annual Meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, stockholders must deliver written notice of such proposals for inclusion in the proxy statement of DIRECTV for such meeting no later than the close of business on January 28, 2011 either by mailing such proposals by first class mail with sufficient postage to the Secretary, DIRECTV, 2230 E. Imperial Highway, El Segundo, CA 90245 or by faxing to the attention of the Secretary at 1-310-964-0843.  Each such proposal must also comply with the requirements of Rule 14a-8 and other applicable law; otherwise DIRECTV may omit such proposals from DIRECTV’s proxy statement.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

In accordance with DIRECTV’s bylaws, for director nominations or stockholder proposals to be brought before the upcoming Annual Meeting of Stockholders, other than Rule 14a-8 proposals described above, written notice must be delivered not earlier than the close of business on December 29, 2010 and not later than the close of business on January 28, 2011 either by mailing such proposals by first class mail with sufficient postage to the Secretary, DIRECTV, 2230 E. Imperial Highway, El Segundo, CA 90245 or by faxing to the attention of the Secretary at 1-310-964-0843. Such notices must also comply with the requirements of DIRECTV’s bylaws and other applicable law, and no director nomination or stockholder proposal may be presented at the Annual Meeting otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: November 17, 2010	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel